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                                                                    EXHIBIT 10.5

                                 OFFICE LEASE

                             4530 WISCONSIN AVENUE


     THIS LEASE made this 5th day of July, 1989 by and between 4530 WISCONSIN ASSOCIATES [a District of Columbia Partnership] hereinafter referred to as "Landlord", and CAREY INTERNATIONAL, INC. hereinafter referred to as "Tenant".


                                  WITNESSETH

     WHEREAS, Landlord is or will be the owner of an office building and other improvements known or to be known by street address as 4530 Wisconsin Avenue (hereinafter referred to as "Building") on or in Washington, D.C. and Tenant desires to lease a portion of the space in said Building.

     NOW, THEREFORE, in consideration of the rents herein reserved by Landlord to be paid by Tenant, and for other good and valuable consideration from each of the parties moving to the other, the receipt and sufficiency whereof are hereby acknowledged, the parties covenant and agree as follows:

     1. DEMISED PREMISES. Landlord hereby rents, demises and leases to Tenant, and Tenant hereby takes, hires and rents of Landlord, for the term, at the rental and upon the conditions, covenants and agreements hereinafter set forth, the following premises:

     (A) Approximately 8,353 square feet of space (which amount includes 13.5% public or core factor) on the 5TH floor(s) of said Building now or to be designated as Suite(s) 500. It is expressly understood and agreed that the exact rentable area cannot be determined until after preparation of Tenant's plans. Accordingly, at such time as Tenant's final plans are approved, this lease will be amended if necessary to substitute, in lieu of the area shown, the exact rentable area. (SEE ADDENDUM)

     (B) Together with the right in common with other tenants in the Building to use of the public lobby, lavatories, public corridors, stairways and elevators.

     (C) The exterior walls, floor and ceiling and the area above and beneath the demised premises, including the roof of the Building (the "Excluded Areas") are not included in the demised premises. Landlord reserves to itself the right to (a) use the Excluded Areas, (b) install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements serving other parts of the Building leading through the demised premises in locations which will not materially interfere with Tenant's use thereof.

     2.   TERM OF LEASE.

     (A) The term of this lease shall be seven (7) year(s) commencing on the 1st day of October, 1989, and fully ending at midnight on the 30TH day of September, 1996; provided, however, that if by the scheduled commencement date the demised premises are not ready for Tenant's occupancy, the expiration date of this lease shall be extended until the last day of the month in which the term actually commences in accordance with 2(B) below.

     (B) Should the demised premises not be ready for delivery of possession by the date set forth in paragraph 2(A) hereof, the actual delivery date and term commencement shall be the day the Landlord certifies to Tenant that the demised premises are fully completed and ready for occupancy, or when Tenant commences doing business therein, whichever is sooner. In no event shall Landlord be liable to Tenant for damages caused by delay in making the demised premises ready for Tenant's occupancy; but if the demised premises are not completed and ready by ninety (90) days from the date set forth in paragraph 2(A) hereof, either Landlord or Tenant may cancel this lease before the demised premises shall have been completed by written notice to the other.

     3.   RENTAL.

     (A) Basic Rental. Tenant hereby covenants and agrees to take and hold the demised premises as Tenant of Landlord, for the term hereinabove set forth, and agrees to pay to Landlord as basic annual rental therefor the sum of ONE HUNDRED SIXTY FIVE THOUSAND ONE HUNDRED SEVENTY-EIGHT & NO/100 Dollars ($165,178.00), payable in monthly installments of THIRTEEN THOUSAND SEVEN HUNDRED SIXTY-FOUR & 83/100 Dollars ($13,764.83), in advance on the first day of each month, without deduction or demand, except that if the first rent commences to accrue and be payable on a day other than the first day of a calendar month, the rent for the fractional part of such first month shall be prorated. In the event Tenant's monthly rent payment is not received by Landlord within five (5) business days of the due date, then Tenant covenants to pay Landlord a "late charge" of five percent (5%) of the amount due, in addition to the aforesaid monthly rent payment. In the event such payment shall not be received by Landlord within ten
(10) days after such due date, then Tenant hereby covenants and agrees to pay to Landlord an "additional late charge" of one-half of one percent (0.5%) of the total amount due for each and every day beyond ten (10) days after said due date until the total payment is made. In the event Tenant pays his rent by check and said check is returned by the bank unpaid, Tenant shall pay to Landlord the sum of Twenty-Five Dollars ($25.00) to cover the costs and expenses of processing the returned check, in addition to the aforesaid monthly rent payment, and any late charges which may be involved. At such time as the exact rentable area is determined, if different than 6,353 square feet, the basic annual rental will be recomputed using the annual rate of $26.00 per square foot times the actual rentable area and this lease will be revised accordingly. (SEE ADDENDUM)

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     (B)  Adjusted Rental.  After the first full Lease year (first twelve (12)
months) of the term of this Lease, Tenant shall pay to Landlord, as adjusted annual rental, the amount computed as hereinafter provided:

     The rental payable for each lease year subsequent to the first full lease year shall be the above basic annual rental adjusted (upward only) to The Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (revised CPI-W) as determined and published by the United States Department of Labor based on all items for the period 1982-1984 equals One Hundred (1982-1984 = 100), or its successor or most nearly comparable successor at the commencement of each new lease year by adding to said basic annual rental thirty percent 30% of any increase resulting from multiplying the basic annual rental by a fraction, the denominator of which shall be such Index published three (3) months preceding the month of the execution of this lease, and numerator of which fraction shall be such Index published three (3) months preceding the month of the commencement of the new lease year. The basic annual rental adjusted as aforesaid shall be the rental for the ensuing lease year; provided, however, that in no event shall the adjusted annual rental be less than the annual rental for the preceding lease year. If no such index shall exist, Landlord, at its option, may select any other published index which reasonably reflects the cost of living or inflation, or both. The annual rental, adjusted as aforesaid, shall be due and payable in equal monthly installments in advance on the first day of each month throughout the lease year, except, however, when retroactive payments are made necessary by delay in the publication of the appropriate Index.

     (C) Additional Rental - Increases in Real Estate Taxes and Building Operating Expenses. Tenant covenants and agrees to pay to Landlord as additional rental a proportionate share of (i) any increases in real estate taxes levied or assessed on the land and the improvements thereon (whether due to rate or assessment) over and above the annual aggregate of such real estate taxes for FY 1990 ("base taxes"), and (ii) any increase in annual Building operating expenses
  --
over those prevailing for the calendar year ending December 31, 1990 ("Building
                                                                  --
operating expenses").

     The term "proportionate share" is defined as meaning (i) in the case of real estate taxes, the ratio that exists between the space demised to Tenant and the total rentable space in the Building, excluding all garage and storage space (i.e., 8,353 S.F./38,942 S.F. or 15.91%) and (ii) in the case of Building
             -----      ------
operating expenses, the ratio that exists between the space demised to Tenant and the total rentable space in the building excluding all garage, storage and first floor space which is separately metered or submetered for utilities and the tenant's supply their own janitorial and maintenance services (8,353
                                                                   -----
S.F./25,412 S.F. or 25.00%).
     ------         ------

     "Building Operating Expenses" are defined as meaning any and all expenses incurred by the Landlord in connection with the servicing, operation, repair, maintenance and management of the Building and its appurtenances, which, in accordance with generally-accepted accounting practices, are properly chargeable to the operation and maintenance of the Building, improvements and parking facilities and the land on which they are situated and such Building operating expenses shall not include real estate taxes or federal or other income taxes, expenditures which materially add to the value of the Building, the amount of expenses for any services or installation furnished to a particular tenant in excess of those furnished or available to Tenant, lessing fees and advertising costs, interest and amortization of mortgages, depreciation of the Building and compensation paid to officers of Landlord unless such compensation is for services directly associated with the building. "Building Operating Expenses" may also include reasonable attorney fees and other expenses incurred in contesting proposed increases in assessed values and/or tax rates and capital expenses for equipment or systems installed to reduce operating expenses.

     "Landlord shall furnish to Tenant an annual statement (on a calendar year basis), setting forth the Building operating expenses for the preceding calendar year and facsimile copies of real estate tax bills issued by the appropriate authority and such statement and/or tax bills shall be accepted by Tenant as conclusive evidence of the amount of such operating expenses and real estate taxes; except, however, as hereinafter provided in the following subparagraph. Tenant's share of an increase in real estate taxes or Building operating expenses, if any, shall be payable by Tenant to Landlord within ten (10) days after demand is made therefor.

     For a period of one (1) year following receipt by Tenant of the annual statement provided for hereinabove, Tenant, or an independent, certified public accountant designated by Tenant, shall have the right, during regular business hours and after giving ten (10) days' written notice to Landlord, to inspect and audit Landlord's (or Landlord's agent's) books and records relating to the Building operating expenses incurred for such period. Landlord agrees to cooperate with Tenant and Tenant's accountant in providing all pertinent information relating to the Building operating expenses. If such audit shows that the amounts paid by Tenant to Landlord on account of increases in Building operating expenses exceeded the amounts to which Landlord was entitled hereunder, Landlord shall promptly refund the excess to Tenant. All costs and expenses of any such audit shall be paid by Tenant, except that if such audits shows that the aggregate amount of the Building operating expenses for such year was overstated by Landlord by more than three percent (3%), Landlord shall reimburse Tenant for the reasonable costs and expenses incurred in such audit.

     In addition, the Landlord and Tenant recognize that increases in Real Estate Taxes and Building Operating Expenses for each year over those expenses incurred during the Base Year may be determined or fairly estimated from periodic billings prior to the expiration of the Base or subsequent years. In such event, Landlord, to avoid accumulation of charges, may make a reasonable estimate of Tenant's pro rate shares of such increases projected for a given year against the Base Year. Tenant agrees to pay said estimate as additional rent to the Landlord in payments to be made in equal monthly installments in advance (namely one-twelfth (1/12) of the annual estimated increases aforesaid) on the first day of each month in addition to the basic monthly rental charge stipulated herein. Following the end of each year, Landlord shall render Tenant a statement of Tenant's pro rata shares of increases in Real Estate Taxes and Building Operating Expenses and shall refund to Tenant any excess collected by Landlord as additional rent upon its estimate, or Tenant shall pay any deficiency, as the case may be within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of the term of this Lease). Copies of a statement of

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Building Operating Expenses prepared by Landlord shall be supplied to Tenant within a reasonable time after receipt of Tenant's written request.

     In the event the Lease term commences or expires during a calendar year, the increases in real estate taxes and Building operating expenses to be paid by Tenant for such calendar year shall be prorated and Tenant's liability for its proportionate share of such increases in the real estate taxes and Building operating expenses for the last calendar year falling entirely or partly within the Lease term (and Landlord's obligation to refund to Tenant any overpayment) shall survive the expiration of the lease term.

     (D) Landlord's Agent. All installments of rent and all other payments required by the terms of this lease to be paid by Tenant to Landlord shall be payable to end at the office of Landlord's Agent, THE DONOHOE COMPANIES, INC., JOHN F. DONOHOE & SONS DIVISION, 2101 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20007, or to such other person or at such other place as may from time to time be designated by Landlord.

     4. PREPARATION OF TENANT'S SPACE. Landlord agrees to prepare the interior of the space demised to Tenant as provided (i) in the Layout entitled Exhibit A, and (ii) in the Schedule of Standard Building Finishes and Allowances entitled Exhibit B, both of which exhibits are attached hereto. (SEE ADDENDUM)

     5.   TENANT'S RIGHT TO INSTALL FIXTURES.

     (A) Tenant shall have the right to enter into and upon demised premises for purposes of placing normal office furniture and equipment therein and, subject to 5(B) below, for the purpose of installing any of his furnishings and fixtures and performing any of his construction items therein at any time prior to commencement of the term of this lease, provided (i) Building, if new, is sufficiently completed to permit same; (ii) possession has been delivered by any present occupant; (iii) the activities of Tenant or his contractors and employees shall not interfere with the construction of the Building, and the type of labor supplied or used by Tenant in connection with the performance of any construction work or the placing of his furniture, furnishings and equipment in the demised premises shall not conflict with the type of labor employed by Landlord in connection with the construction of the Building; if there be such interference or conflict, notice thereof shall be given to Tenant, and within two (2) days after receipt of such notice Tenant shall be required to cease such interference or substitute different and nonconflicting labor or suspend the use of conflicting labor until commencement of the term of this lease; and (iv) Tenant shall not move into Building any safes or other heavy equipment without the prior consent of Landlord, and any damage done to Building by moving into, using or removing safes or other heavy equipment shall be repaired at Tenant's expense.

     (B) Tenant shall not make any alterations, installations, changes, replacements, additions, or improvements (structural or otherwise) in or to the demised premises or any part thereof, without the prior written consent of the Landlord. All alterations, installations (including, but not by the way of limitation, carpeting or shelving), changes, replacements, additions to or improvements upon the demised premises (whether with or without the Landlord's consent and without regard to whether installed at the cost of the Tenant or Landlord), shall at the election of the Landlord remain upon the demised premises and be surrendered with the demised premises at the expiration of this lease without disturbance, molestation or injury. Should the Landlord elect that alterations, installations, changes, replacements, additions to or improvements made by Tenant upon the demised premises be removed at the termination of this lease or upon termination of any renewal period thereof, the Tenant hereby agrees to cause same to be removed at the Tenant's sole cost and expense and should Tenant fail to remove the same, then and in such event the Landlord may cause same to be removed at the Tenant's expense and the Tenant hereby agrees to reimburse the Landlord for the cost of such removal together with any and all damages which the Landlord may suffer and sustain by reason of the failure of the Tenant to remove same.

     6. SIGNS. Tenant shall not erect nor maintain on the exterior of the Building, or in the interior common areas, any sign or signs without the prior written consent of Landlord. Landlord agrees, however, to furnish, install and maintain in the lobby the usual tenant directory in which the name of Tenant will be listed. Landlord reserves the right to limit the number of listings. (SEE ADDENDUM)

     7.   UTILITIES, REPAIRS, MAINTENANCE, SUPPLIES AND CLEANING.

     (A) Landlord shall furnish during normal business hours (i.e., weekdays 8:00 a.m. to 9:00 p.m., Saturdays 8:00 a.m. to 4:00 p.m., excluding Federal legal public holidays) electric current (for lighting and operation of normal desk-type office machines), water, lavatory supplies, automatically operated elevator service, heat during the appropriate seasons of the year and air conditioning as reasonably required; and, after normal business hours Monday through Friday, excluding holidays, cleaning and char service, all without further cost to Tenant. The rents reserved hereunder are based on use of the demised premises during normal business hours only and in the event Tenant uses the demised premises at other than the normal business hours and days aforesaid, Landlord reserves the right to make an additional charge for such use and Tenant covenants and agrees to pay Landlord therefor, upon demand, as additional rent. (SEE ADDENDUM)

     (B) Tenant covenants that he will not install or operate in the premises any electrically operated equipment or other machinery, other than typewriters, adding machines, personal computers and such other electrically operated office machinery and equipment, but not including computers or data processing equipment, requiring special environmental conditions (i.e., raised flooring or air conditioning), normally used in modern offices, without first obtaining the prior written consent of the Landlord, who may condition such consent upon the payment by the Tenant of additional rent as compensation for such excess consumption of water and/or electricity as may be occasioned by the operating of said equipment or machinery; nor shall the Tenant install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system or the electrical system of the demised premises without the prior written consent of the Landlord.

     (C) Landlord shall not be liable to Tenant for damages resulting from temporary discontinuance of any said utilities or services due to interruption or breakdown of equipment, or from strikes, lockouts, labor

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disturbances, casualties, or Acts of God, or any conditions or situations beyond the reasonable control of Landlord. In any such event the Landlord will promptly take all steps which appear necessary to restore the utilities or services so discontinued.

     (D) Tenant agrees to pay for the cost of any repair to the demised premises or the Building necessitated by the fault or negligence of the Tenant, his employees, agents, licensees or invitees. Tenant shall not be liable to make repairs resulting from usual or normal wear, except as hereafter provided.

     (E) Tenant agrees to pay the cost of the maintenance, repair and/or replacement of any special installation (finishes, equipment, or other facilities) (including, without limitation, plumbing, electrical, lighting, heating, ventilating or air conditioning) required for Tenant's use and occupancy of the demised premises (whether or not such special items are located within or without said demised premises) in excess of the Building Standard Finishes and Allowances set forth in Exhibit B or the services to be provided by Landlord pursuant to 7(A) above. In addition, Tenant agrees to pay for any damages to the demised premises or other areas of the building or other tenant's property therein occasioned by Tenant's special installations or Tenant's use thereof.

     (F) Unless otherwise elected by Landlord, as provided in 5(B) above, at expiration or termination of this lease, or, if renewed, at expiration or termination of the renewal term hereof, Tenant covenants and agrees to surrender the demised premises to Landlord in as good condition and repair as the same are in upon delivery of possession thereof to Tenant, subject only to the consequence and effect of reasonable wear and tear or damage by fire or other casualty.

     8. INDEMNITY AND LIABILITY INSURANCE. Tenant covenants and agrees to indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, organization, firm or corporation, arising out of acts or negligence of Tenant, his employees, agents, licensees or invitees in or about the demised premises and common areas. In confirmation thereof, Tenant agrees that he will, at all times during the original term and any extension or renewal thereof, at his own expense, carry and keep in full force and effect public liability insurance in good and responsible companies authorized to do business in such jurisdiction with limits of at least FIVE HUNDRED THOUSAND Dollars ($500,000) for injury, including death, to any one person, and at least ONE MILLION Dollars ($1,000,000) for injury, including death, in any one casualty, (provided, however, if Tenant's carrier no longer writes multiple limits then Tenant shall provide at least FIVE HUNDRED THOUSAND Dollars ($500,000) single limit bodily injury, including death, coverage) and with property damage of at least ONE HUNDRED THOUSAND Dollars ($100,000). Such policies shall name Landlord and Tenant as parties insured, and shall contain a provision that the same may not be cancelled without giving Landlord at least ten (10) days prior written notice. Each such policy, or a certificate showing the same to be in effect, shall be delivered to Landlord at the commencement of the term, and renewals thereof shall be delivered to Landlord throughout the entire tenancy at least ten (10) days prior to the expiration of any such policy. Landlord reserves the right to review such insurance coverage from time to time and Tenant covenants and agrees, if Landlord so requests, to increase the limits and/or coverage of such public liability insurance to levels then deemed reasonable in the opinion of the insurance broker retained by Landlord.

     9. ASSIGNMENT AND SUBLETTING. Tenant covenants and agrees that he will not transfer or assign this lease, or any estate or interest therein, nor sublet the demised premises, or any part thereof, including desk space, without Landlord's prior written consent, nor shall any transfer, assignment or subletting be effected by operation of law or otherwise than by prior written consent of Landlord. In the event Tenant desires to sublet all or any portion of the demised premises, Tenant shall give Landlord thirty (30) days' prior written notice of Tenant's intention so to do ("Sublet Notice") and, within thirty (30) days following receipt of Tenant's Sublet Notice, Landlord shall have the right, exercisable by sending written notice to Tenant, to sublet from Tenant that portion of the demised premises Tenant intends to sublet as specified in Tenant's Sublet Notice as aforesaid at the same rental rate per square foot Tenant is then obligated to pay Landlord hereunder or, in the alternative, to recapture the space proposed for subletting and to terminate this lease with respect to the proposed sublease space. If such recapture notice is given, it shall serve to terminate this lease with respect to the proposed sublease space or, if the proposed subLease covers the entire leased premises, it shall serve to terminate the entire remaining term of this lease, in either instance as of the proposed effective date and as fully and completely as if that date had been definitely fixed for the expiration of the lease term. If this lease is canceled pursuant to the foregoing with respect to less than the entire leased premises, the rent, additional rent, and the escalation percentage provisions (Paragraph 3(c), supra) of this lease shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the leasable square feet originally leased, and this lease as so amended shall continue thereafter in full force and effect. If Landlord, on receiving Tenant's Sublet Notice as to any such space, shall not exercise its right to recapture as aforesaid, Landlord shall not unreasonably withhold or delay its consent to Tenant's subletting the space covered by its Sublet Notice, subject, however, to all the other provisions of this Article. If the rental reserved in any sublease of all or any part of the leased premises exceeds the rental or pro rata portion of the rental, as the case may be, for such space reserved in the lease, Tenant shall pay Landlord each month, as additional rent, at the same time as the monthly installments of rent become due hereunder, the excess of the rental reserved in the sublease over the rental reserved in this lease applicable to the space so subleased.

     10. USE OF PREMISES. Demised premises may be used by Tenant for any lawful office business purpose, provided, that all such uses shall be for dignified office purposes, and be carried on in compliance with all requirements of law or of any governmental agency and in keeping with the standards of the Building and the quiet enjoyment of other tenants and occupants of Building.

     11. RULES AND REGULATIONS. The Tenant covenants that the following rules and regulations and such other and further rules and regulations as the Landlord may make and which in the Landlord's judgment are

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needed for the general well-being, safety, care and cleanliness of the demised premises and the Building of which they are a part together with their appurtenances, shall be faithfully kept, observed and performed by the Tenant, and by his agents, servants, employees, and guests unless waived in writing by the Landlord:

     (A) The sidewalks, driveways, entries, passages, elevators, public corridors, and staircases and other parts of the Building and grounds which are not occupied by the Tenant shall not be obstructed or used for any other purpose than ingress or egress.

     (B) The Tenant shall not install or permit the installation of any awnings, shades, and the like other than those approved by the Landlord in writing.

     (C) No additional locks shall be placed upon any doors of the demised premises; and the doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress.

     (D) The Tenant shall not construct, maintain, use or operate within said demised premises or elsewhere in the Building of which the demised premises form a part or on the outside of the Building, any equipment or machinery which produces music, sound, or noise which is audible beyond the demised premises.

     (E) Electric and telephone floor distribution boxes must remain accessible at all times.

     (F) Canvassing, soliciting and peddling in the building is prohibited and each tenant shall cooperate to prevent same.

     (G) No bicycles, vehicles, or animals shall be brought into or kept in or about the demised premises or the Building.

     (H) Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for common use of Tenants, in such manner as Landlord deems best for the benefit of Tenants generally.

     (I) The water, wash closets and other plumbing fixtures (collectively "Fixtures") shall not be used for any purposes other than those for which they were constructed, and no debris, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be paid immediately upon demand by Landlord to Tenant who causes the same.

     (J) There shall be no marking, painting, drilling into or defacement of the Building or any part of the demised premises, including in particular any such part that is visible from public areas of the Building.

     (K) Tenant shall not throw anything out of the doors or windows of the Building.

     (L) No flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the demised premises.

     (M) Tenant shall not (a) manufacture any goods in the demised premises, whether or not for sale in the ordinary course of business, or (b) sell at auction any merchandise, goods or property of any kind.

     (N) The demised premises shall not be used at any time for lodging or sleeping or for any immoral or illegal purpose.

     (O) Landlord's employees shall not, and Tenant shall not request them to, perform any work or do anything outside of their regular duties for Landlord, except pursuant to prior arrangements between Tenant and Landlord, acting through management of the Building, subject in every instance to be paid by Tenant with the next monthly base rent. Tenant shall not make any payment to Landlord's employees.

     (P) All deliveries to, or shipments from, or service to, the demised premises shall be conducted in such fashion and at such times as will not unreasonably interfere with or obstruct the orderly flow of traffic, both pedestrian and vehicular, on the streets and sidewalks abutting the Building nor in any way prevent ingress to or egress from the Building and the parking facilities thereof.

     (Q) Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's sole opinion, tends to impair the reputation of the Building or its desirability as a building for office and retail use, and upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

     (R) Employees of Landlord other than those expressly authorized by Landlord are prohibited from receiving any packages or other articles delivered to the Building for any Tenant. In all events any such receipt shall be as agent of Tenant and not Landlord, who shall have no responsibility.

     (S) Tenant shall not install or permit installation of a television antenna or any other object whatsoever on the roof of the Building or in the windows or upon the exterior of the demised premises, or elsewhere in the Building.

     (T) Tenant shall not tie in, or permit others to tie in, to the electrical or water supply in the Building, without prior written consent of the Building Management.

     (U) Tenant shall not place any vending machines in any part of the demised premises of the Building.

     12. SUBORDINATION. At the option of the mortgagee(s) or trustees of a first mortgage or first deed of trust loan only, and no others, now or hereafter affecting the Building:

     (A) This lease shall be paramount and superior to any said loan, and Tenant agrees not to subordinate this lease to any deed of trust or mortgage; or

     (B) If the lender(s) so elect, the lease and all rights of Tenant hereunder shall be subject and subordinate to any mortgage or deed of trust now or hereafter constituting a lien against the demised premises, the Building or any part thereof, and to any and all renewals, modifications, consolidations, replacements, and extensions thereof, and, in the event of said election, this provision shall thereupon be self-operative and no further instrument shall be required to effect such subordination of this lease; provided, however, that as long as Tenant continues payment of rent and performs, keeps and observes all his covenants hereunder, the rights of Tenant, including, but not limited to possession of the premises, shall not be terminated or adversely affected in any way by reason of any foreclosure or other action or proceeding under any such mortgage or deed of trust; provided, further that notwithstanding the foregoing provisions above, the party or parties secured by such mortgage or deed of trust shall have the absolute right to recognize this lease and, in the event of any foreclosure sale under any such mortgage or deed of trust, this lease shall continue in full force and effect, and, at the written request of the party or parties secured thereby or the purchaser under any such foreclosure sale, Tenant shall attorn to such party or parties secured or to such purchaser; and

Tenant covenants and agrees to execute and deliver to Landlord on request any further instruments to carry out the intent of said subordination, as shall be desired by any such lender, and Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments. In addition, Tenant agrees at such time as said lender may require, to execute and deliver to Landlord, in such form as may be prescribed by the lender, a Tenant Estoppel Certificate evidencing, inter alia, that this lease is in full force and effect and that all of the obligations thereunder are current.

     13.  INSURANCE.
     (A) Landlord shall obtain at its sole expense, and maintain in effect at all times during the term fire and extended coverage insurance insuring the Building (but not the property or equipment of Tenant, his employees, agents, licensees or invitees) against loss or damage by fire either with all-risk insurance or with extended coverage, in a reputable company or companies licensed to do business in such jurisdiction, to the extent required by the eighty percent (80%) co-insurance clause by policies that shall provide that the loss, if any, shall be payable to Landlord. The premiums on all such insurance shall be paid by Landlord. Landlord and Tenant agree that in the event the demised premises or its contents are damaged or destroyed by fire or other insured casualty, the rights, if any, of either party against the other with respect to such damage or destruction are waived; and that all policies of fire and/or extended coverage insurance covering the demised premises or its contents shall contain a clause or endorsement providing in substance that the insurance shall not be prejudiced if the assureds have waived right of recovery from any person or persons prior to the date and time of such loss or damage, if any.

     (B) Tenant agrees that he will not carry on any activity in the demised premises, nor do or permit anything to be done therein, which would increase the basic rate of fire insurance as established by the Insurance Rating Bureau of such jurisdiction or any successor organization. For purposes of definition herein, the "basic rate" shall be such rate as published by the Rating Bureau, exclusive, however, of any excess or surcharges appended thereon by virtue of or directly attributable to so-called faults of management. If Tenant's use of the demised premises causes an increase in the final rate of Building over and above the basic rate for construction of this type, Tenant, upon notice by Landlord, shall immediately take all necessary steps to eliminate the cause for excess charge attributable to such faults of management. Should Tenant refuse or fail to take such action, Tenant shall pay to Landlord on demand the portion of the insurance premium caused by such excess charge on all outstanding fire insurance carried on Building.

     14. DAMAGE BY FIRE. If the demised premises shall be partially damaged by fire or other casualty, the damage shall be repaired by and at the expense of Landlord, and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant, Landlord shall incur no liability on account of any delay in the completion of such repairs which may arise by reason of adjustment of insurance, labor difficulties or any other cause beyond Landlord's control. If all or substantially all of the demised premises, or Building, become unfit for occupancy as a result of fire or other casualty, Landlord may elect (i) to terminate this lease as of the time when the demised premises or Building are made unfit for occupancy, by written notice to Tenant within (30) days after that date, whereupon rent shall be adjusted to the date the demised premises become unfit for occupancy, or (ii) to repair, restore or rehabilitate Building or demised premises, in which latter event the lease shall not terminate but rent shall be abated on a per diam basis while the premises are unfit for occupancy. If the damage is so extensive that the premises are not substantially repaired and restored within six (6) months from the occurrence of said fire or other casualty, Tenant may cancel this lease.

     15. LOSS OR DAMAGE TO PROPERTY OR PERSON. All personal property belonging to Tenant, located in the demised premises or in the parking area or other common areas, shall be there at the sole risk of Tenant and Landlord shall not be liable for the theft or misappropriation thereof nor for any damage or injury thereto, nor for damage or injury to Tenant or any of his employees, agents, licensees or invitees or to other persons or to any property caused by fire, explosion, water, gas, electricity, leaks from the roof or other portions of Building, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of any kind, or by any act or neglect of other tenants or occupants of Building, or due to any cause whatsoever, unless resulting from the willful acts or the negligence of Landlord or his employees. Tenant shall give prompt notice to Landlord in case of fire or accident in the demised premises or common areas, or of any defects, damage or injury therein or in any fixtures or equipment.

     16. COMPLIANCE WITH GOVERNMENTAL ORDERS. Tenant shall at his own expense properly and promptly comply with and execute all laws, ordinances, rules, regulations and requirements as the same now exist or as they may hereafter be enacted, amended or promulgated, of or by any Federal, State, City, District or County authority or any department or agency thereof, and of the Board of Fire or Casualty Underwriters, or any similar organization, relating to Tenant's use of the demised premises or of the operation of Tenant's business therein; provided, however, that Landlord covenants and agrees that at the commencement of the term of this lease the demised premises will be in compliance with any such laws, ordinances, rules, regulations or requirements; and further provided, that Tenant shall not be required to perform any structural work or make any repairs to Building as the result of any such laws, ordinances, rules, regulations or requirements.

     17. BANKRUPTCY. If Tenant shall file a voluntary petition or similar pleading under any Federal or State Law or statute relating to bankruptcy or if any involuntary proceedings in any court or tribunal shall be instituted by or against Tenant to declare Tenant insolvent or unable to pay Tenant's debts or for reorganization or for an arrangement or for a composition or for the appointment of a receiver or a trustee of all or part of Tenant's property, or assignment for benefit of creditors, and such proceedings are not dismissed and discharged within forty-five (45) days after the same are instituted, then and in any such event

Tenant's right to possession of the demised premises shall cease and come to an end, and Landlord may at his option with or without further notice terminate this lease. Notwithstanding the termination of this lease, as aforesaid, the Landlord shall have the right to prove and obtain as liquidated damages by reason of such termination the maximum amount allowed by the applicable statute or law in effect at that time governing the proceedings in which such damages are to be proved.

     18.  DEFAULTS.  Tenant shall be deemed to be in default hereunder if:

     (A) Tenant shall fail to pay any installment of rent herein reserved, or any other costs and expenses for which Tenant shall be responsible hereunder, within five (5) days after written notice from Landlord specifying the item or items then due and unpaid.

     (B) Tenant shall fail or neglect to keep and perform each and every of the other covenants, conditions and agreements herein contained and on the part of Tenant to be kept and performed, within fifteen (15) days after written notice from Landlord specifying the items alleged to be in default, unless (i) the curing of such default will take more than fifteen (15) days, in which event Tenant shall be deemed to be in default only if he does not commence the curing of such default within the said fifteen (15) day period and carry it, in good faith, to prompt completion; or (ii) Tenant shall, in good faith, dispute the existence of any default or the extent of his liability therefor, in which event Tenant shall be deemed to be in default only if he fails, within three (3) days after agreement or final adjudication, to commence the curing of such default as is judged to exist or which Landlord and Tenant shall agree exists, and to carry it in good faith, to prompt completion.

     (C) Tenant abandons the demised premises, or attempts to remove therefrom any substantial portion of his furniture or equipment without prior permission of Landlord, or

     (D) An execution is levied against Tenant's interest in the term hereby demised, and it is not satisfied, stayed, discharged or stricken off within thirty (30) days.

     19. REMEDIES OF LANDLORD. If a default shall exist because of any reason set forth in Article 18, above, then and in any such event, in addition to any and all rights and remedies allowed by law, Landlord may, at his option, with or without notice, forthwith terminate this lease and Tenant's right to possession of the demised premises. Upon such termination:

     (A) Tenant shall surrender possession and vacate the premises immediately, and Landlord may enter into and repossess said premises with or without process of law and remove all persons and property of Tenant therefrom (subject to Landlord's right to retain said property pursuant to his security rights therein as herein provided) and for purpose of such entry and repossession Tenant waives any notice to quit or any other notice provided by law or otherwise to be given in connection therewith.

     (B) Landlord may, at his election, remove from the premises any and all property of Tenant found therein and such repossession shall not release Tenant from his obligation to pay the rents herein provided.

     (C) Any and all property which may be removed from the premises by Landlord may be handled, removed, stored or otherwise disposed of by Landlord at the risk and expense of Tenant, and Landlord shall in no event be responsible for the preservation or the safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as it shall be in Landlord's possession or under Landlord's control.

     (D) Further, Landlord at his sole option shall have an immediate claim against Tenant for the balance of the rent herein reserved, plus the costs of any unusual repairs, less the avails of any re-letting of the premises in whole or in part by Landlord to others. Tenant will pay all real estate broker's fees, court costs and reasonable attorney's fees in the event Tenant shall become in default and it is necessary for Landlord to incur the same in connection with obtaining possession of said premises or in the enforcement of any covenant, condition or agreement herein contained, whether through legal proceedings or otherwise and whether or not any such legal proceedings be prosecuted to a final judgment.

     (E) A waiver by Landlord of any default by Tenant in the performance of any of the covenants, terms or conditions hereof shall not constitute or be deemed a waiver of any subsequent or other default. A delay on the part of Landlord to exercise or enforce any of his rights, powers or privileges hereunder shall not be deemed a waiver of such right, power or privilege. The rights and remedies of Landlord under this lease shall be cumulative and in addition to any rights and remedies given to Landlord by law. The exercise by the Landlord of any right or remedy herein provided shall not impair Landlord's right to exercise any other remedy provided by law.

     (F) If, under the provisions of this lease, any proceedings are taken by Landlord and a compromise settlement should be made, either before or after judgment, whereby Tenant shall be allowed to retain possession of said premises, this lease shall not merge in such judgment, if any, and such proceedings or agreement shall not operate to terminate this lease or be held to constitute a waiver of any of the covenants, conditions and agreements herein contained; and no waiver of any breach of any covenant, condition or agreement herein shall operate as a waiver of the lease itself.

     20.  RIGHTS RESERVED BY LANDLORD.

     (A) Landlord reserves the right to enter the demised premises at all reasonable times (i) for the making or inspections and repairs to premises or Building as Landlord may deem necessary or desirable, (ii) to exhibit the premises to others during the last six (6) months of the term of this lease, and
(iii) for any purpose whatsoever relating to the safety, protection or preservation of Building of which the demised premises form a part.

     (B) Tenant shall not be entitled to any reduction in rent, nor shall Tenant have any claim for damages by reason of any inconvenience, annoyance, injury to business, or loss of natural light or ventilation, arising out of any repairs, replacements or alterations made in either the demised premises or the Building of which they are a part, except as provided in Article 14., above.

     21. TENANT HOLDING OVER. If Tenant shall, with the knowledge and consent of Landlord, continue to remain in the premises after the expiration of the term of this lease, then and in that event Tenant shall, by virtue of this Agreement, become a Tenant by the month but otherwise upon the same terms, annually adjusted rental as provided in paragraph 3(B), supra, covenants and conditions as are in this lease set forth, so far as applicable, commencing said monthly tenancy with the next first day after the end of the term above demised; and Tenant shall give to Landlord at least thirty (30) days written notice (to expire on the day of the month from which the tenancy commenced to run) of any intention to quit said premises, and Tenant shall be entitled to like written notice to vacate said premises, except in the event of nonpayment of rent in advance or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived; provided, however, that in the event that Tenant shall hold over after the expiration of the term as aforesaid, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at his option, may forthwith re-enter and take possession of said premises without process, or by any legal process in force.

     22. COMMISSIONS. Tenant represents that Tenant has dealt directly with and only with Larson, Ball & Gould & The Donohoe Companies, Inc. as broker(s) in connection with this lease, and that insofar as Tenant knows, no other broker has negotiated this lease or is entitled to any commission by reason of representing Tenant in connection herewith.

     23. NOTICES. All notices hereunder shall be deemed to have been duly given if hand delivered or mailed in a certified or registered postpaid envelope addressed to Landlord or Tenant, respectively, at the following address:

     If to Landlord: The Donohoe Companies, Inc.
                     John F. Donohoe & Sons Division
                     2101 Wisconsin Avenue, N.W.
                     Washington, D.C. 20007

     If to Tenant: At the demised premises. Either party may from time to time change the address to which notice is to be given, by notice via certified or registered mail to the other party.

     24. EMINENT DOMAIN. If the demised premises shall be taken or condemned by any competent authority for any public use or purpose, or conveyed to such authority in lieu of a threatened or imminent condemnation, then the term of this lease shall cease and terminate from the date of such taking or conveyance. In such case, the current rental shall be abated as of the effective date of such taking or conveyance, and the full amount of the award shall be free of any claim or right therein of Tenant.

     25. QUIET POSSESSION. Landlord agrees that Tenant, upon payment of the rents as herein specified and the performance and fulfillment of all the terms, covenants and conditions herein expressed on the part of Tenant to be performed, shall peacefully and quietly have, hold and enjoy the demised premises for the term of the lease.

     26. ESTOPPEL CERTIFICATES.
     (A) Tenant shall at any time upon not less than ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (1) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent, security deposit, and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser of the premises.

     (B) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that no more than one (1) month's rent has been paid in advance.

     (C) If Landlord desires to finance or refinance the premises, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. All such financial statements shall be received by Landlord in confidence and shall be used for the purpose herein set forth.

     27.SALES, USE, OR OTHER TAXES. If during the term of this lease, any govermental authority having jurisdiction levies or assesses any tax on the LandLord, the demised premises, the Building, or the rents payable hereunder, in the nature of a sales tax, a use tax or any other tax except (i) income taxes (including corporate franchise or unincorporated business taxes); (ii) estate or inheritance taxes; or (iii) ad valorem real estate taxes, then and in any such event, Tenant hereby agrees to pay the same to Landlord as additional rent at the time of, and together with, the first rental payment due following receipt by Tenant of written notice of the amount thereof. If any such tax is levied or assessed in such manner that the amount thereof required to be paid by Tenant is not ascertainable because the tax relates to more than the demised premises or the rents payable hereunder, then, and in such event, Tenant shall pay a proportionate share of the total tax calculated on such pro rata share thereof as is aquitable under the circumstances given the nature of the tax and the property interest on account of which the tax is assessed. Any default by Tenant in the payment of any tax required hereunder shall be deemed to be a default in the payment of rent.

     28. DEPOSIT. Tenant has deposited with Landlord the sum of Thirteen Thousand Seven Hundred Sixty-Four & 83/100 Dollars ($13,784.83) which is to be held by Landlord as collateral security to insure the Tenant's performance of this Agreement. At the end of the term of this Agreement, this deposit, less the amount of any damage to the property for which the Tenant may properly be held liable, shall be returned together with all interest accrued at an annual passbook rate of five percent (5%), unless Tenant is in default in which event this deposit or a portion of it may be forfeited.

     29.  SPECIAL PROVISIONS.

     (A)  Parking.

     I. Landlord hereby provides and leases to Tenant, and Tenant takes and hires from Landlord, throughout the term of the lease 12 automobile parking spaces in the garage under the building, and Tenant covenants and agrees to pay to Landlord as monthly rent therefor, the amount of SEVENTY-FIVE DOLLARS ($75.00) plus District of Columbia parking tax for each such parking space, payable in advance on the first (1st) day of each and every month without setoff, deduction or demand (together with the rental payments for the demised space), except, however, if the first parking rent commences to accrue on a day other than the first day of a calendar month, the rent payable for the fractional part of such first month shall be prorated. It is further agreed that, with thirty (30) days advance written notice, Landlord may raise the parking rent from time to time if such action is necessary to match the then prevailing rate for comparable parking spaces in the area, and Tenant covenants and agrees to increase his monthly rental payments accordingly. (SEE ADDENDUM)

     II. Landlord shall not be required to provide an attendant to enforce Tenant's exclusive use, nor shall Tenant be entitled to reduction of rent or other relief against Landlord due to unauthorized use of said space by others.

     III. If use of the aforementioned parking spaces is precluded because of a discontinuance of a variance issued therefor, or due to construction of improvements on said property, or for other valid reasons, Landlord may relocate or redesignate the parking spaces for Tenant's use, provided, however, that Landlord will cooperate with Tenant in an effort to arrange for or furnish substitute parking space within the vicinity of the Building.

     IV. Landlord reserves the right to permit others to use said parking spaces after six o'clock (6:00) p.m., Mondays through Fridays, and during any hours on Saturdays, Sundays and legal holidays, provided such spaces are not then being used by Tenant.

     V. Landlord will keep the parking area in reasonably good condition and lighted during normal working hours as may be required, but Landlord shall incur no liability on account of inaccessability or disrepair of said parking area, or of any substitute parking area, due directly or indirectly to inclement weather, accidents, or other reasons beyond Landlord's control, nor shall Landlord be liable for any property damage or personal injury occurring in or about any such parking area or its means of ingress or egress.

     VI. In addition to the rental provided for hereinabove, if any additional sales, use or other tax (except income taxes) is levied by Federal Government, State or County Government or any other authority having jurisdiction thereof, Tenant agrees to pay same to Landlord, commencing with the first rent payment due after the receipt of written notice from Landlord setting forth the amount hereof.

     VII. Anything to the contrary contained herein notwithstanding, Landlord reserves the right at any time, and from time to time, to retain the services of a parking management company ("PMC") to operate the aforesaid parking facilities and in such event Tenant, upon written notice from Landlord or Landlord's Agent, covenants and agrees to pay the monthly rental for such parking spaces, together with applicable tax thereon, to such PMC and further, to abide by and comply with such rules and regulations as may from time to time be promulgated by such PMC for the use and operations of said parking facilities. In the event Landlord exercises his right to use a "PMC", Landlord agrees that the monthly rate for said parking spaces shall not exceed one hundred six percent (106%) of the previous month's parking rate. In no event will the rate be increased more than once a year.

     30.  GENERAL PROVISIONS.

     (A) The captions of the several paragraphs of this lease are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope or intent of such paragraph or of this lease.

     (B) The terms, covenants and conditions contained in this lease shall bind and inure to the benefit of the Landlord and Tenant, and their respective heirs, legal representatives, successors and assigns.

     (C) This lease is subject and subordinate to the provisions of any underlying ground lease which may now or hereafter affect the real estate improved by the said Building.

     (D) No change, waiver or modification of the terms hereof shall be binding unless in writing and signed by the parties hereto.

     (E) Landlord shall not be liable to Tenant, his employees, agents, licensees, invitees, or any other persons claiming through Tenant, for any claims, damages, or injuries resulting from any acts or negligence of any co-tenant or any co-tenant's employees, agents, licensees, invitees, or any uninvited person(s), in or about the demised premises, the Building or common areas thereof.

     (F) Feminine or neuter pronouns shall be substituted for those of the masculine form and the plural shall be substituted for the singular number in any place or places herein where the context may require such substitution or substitutions.

     (G) All provisions relating to the protection of Landlord shall apply equally to Landlord's Agent, THE DONOHOE COMPANIES, INC., JOHN F. DONOHOE & SONS DIVISION, and the liability of said Agent shall be and is solely that of agent for Landlord of the demised premises.

     (H) If through any law, regulation or court decision, any provision of this lease becomes inoperative, the balance of the lease shall remain in full force and effect.

     (I) All exhibits referred to herein and initialed by Landlord and Tenant are expressly incorporated in and made a part of this Lease agreement.

     (J) Landlord agrees not to unreasonably withhold his consent or approval in any instance where the terms and conditions of this lease set forth the requirement on the part of Tenant to obtain Landlord's prior written consent or approval.

     (K) Nothing contained in this Lease shall in any way be considered or construed as creating the legal relation of a partnership between the Landlord and Tenant, it being expressly understood and agreed by the parties hereto that the relationship between the parties shall be that of Landlord and Tenant only.

     (L) During the term of this Lease the Tenant shall not use the name of the Landlord or Owner of said demised premises in connection with any business operation which the Tenant conducts in, on, or about the demised premises.

     (M) It is further understood and agreed by and between the parties that this contract contains the final and entire agreement between the parties hereto, and that they shall not be bound by any terms, statements, conditions or representations, oral or written, not herein contained.

     (N) This lease shall be construed and enforced in accordance with the laws of the jurisdiction in which the real property, on which the Building and of which the demised premises are part is situate.

     (O) This lease shall be executed in no less than three (3) counterparts and each executed counterpart shall be construed to be an original.

     IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be signed and sealed (duly executed and attested) the day and year first above written.


                                           LANDLORD
                                           4530 WISCONSIN ASSOCIATES
ATTEST:                                         By: The Donohoe Companies, Inc.
                                                 General Partner


/s/ John E. Stinchfield                  By: /s/ Robert A. Plitt          [SEAL]
----------------------------------           -----------------------------
   John E. Stinchfield  Secretary               Robert A. Plitt, Senior
                                                Vice-President


Witness:                                 By: Warren K. Montouri, Trustee
                                               General Partner


/s/                                      By: /s/ Warren K. Montouri, Jr   [SEAL]
----------------------------------           -----------------------------
                                                     Warren K. Montouri

                                                  TENANT
Witness/Attest:                                   CAREY INTERNATIONAL, INC.


/s/ Don R. Dailey                        By:  /s/ Vincent A. Wolfington
----------------------------------           -----------------------------------
 (Secretary & Seal, if corporation)           Vincent A Wolfington, Chief
                                               Executive Officer

                                   ADDENDUM
                                   --------

          THE ARTICLES of the attached Lease by and between 4530 WISCONSIN ASSOCIATES, "Landlord" and CAREY INTERNATIONAL, INC., "Tenant" relating to the fifth (5th) floor (Suite 500) of the building located at 4530 Wisconsin Avenue, N.W., Washington, D.C. are hereby modified or amended as follows:

                          ARTICLE 1. DEMISED PREMISES
                          ---------------------------

          Add the following language to the end of paragraph (A): "Tenant shall have the right to lease up to approximately 1,600 gross rentable square feet on the North side of the fourth (4th) floor of the Building upon the same terms and conditions as apply to the original demised premises. Said right shall be available up to such time as a lease is fully executed by both parties for the demised premises at which time all rights to additional space shall be deemed to be expired. Should tenant desire to take additional space, said expansion shall be recorded in the form of an amendment to this Lease signed and attested by the parties. Said amendment shall be consistent with the terms of the Lease for the original demised premises but shall adjust those articles affected by an increased square footage of leased space."

                               ARTICLE 3. RENTAL
                               -----------------

          Add the following language to the end of paragraph (A) thereof; "Notwithstanding the foregoing, Landlord shall abate twelve (12) months base rental and storage rental at the commencement of the Lease term."

                   ARTICLE 4. PREPARATION OF TENANT'S SPACE
                   ----------------------------------------

          Add the following language to the end thereof: "Landlord further agrees to "turnkey" the premises using unlimited but reasonable quantities of building standard finishes as outlined in Exhibit "B" and those above standard items outlined in Exhibit "C" and attached hereto. Although some items are not specified by make and model, Landlord shall provide finishes of a consistent and matching nature. Final selections of some above standard items may be made at the sole discretion of Landlord while still meeting the specifications of Exhibit "C"."

                               ARTICLE 8. SIGNS
                               ----------------

          Add the following language to the end thereof; "Tenant shall have the right to place a sign upon the building exterior subject to Landlord's prior written approval and all applicable Washington, D.C. building codes and zoning restrictions. The design, installation and maintenance of said sign shall be the sole cost and responsibility of Tenant."

     ARTICLE 7. UTILITIES, REPAIRS, MAINTENANCE, SUPPLIES AND CLEANING
     -----------------------------------------------------------------

          Add the following language to the end of paragraph (A); "Landlord agrees to furnish additional HVAC services to tenant on an overtime basis at the initial rate of Twenty-Five Dollars ($25.00) an hour. Said rate shall be guaranteed for one (1) year from the lease commencement date. Landlord reserves the right to adjust the rate on not more than an annual basis thereafter and said adjustment shall result in a rate not more than one hundred five percent (105%) of the previous year's rate."

          "The installation, maintenance, and operation of the seperate HVAC unit that will serve Tenant's reservations area 24 hours a day; 365 days a year (and is outlined in Exhibit "C") will be the sole responsibility of Landlord. Landlord further warrants that at least one elevator will be available via a key access system on a twenty-four (24) hours a day basis for access to the demised premises."

                      ARTICLE 29. SPECIAL PROVISIONS
                      ------------------------------

          Add the following language to the end of paragraph (A).(I): "Tenant may stack park up to five additional cars in the drive lane of the lower garage level at no additional cost and in a manner that is consistent with the attached stacked park as long as, in Landlord's reasonable judgment, Tenant's stack parking does not interfere with other tenant's vehicles or their guests, invitees or visitors."

          (B) Storage. Landlord agrees to make available to Tenant up to approximately two hundred (200) square feet of storage space in the lower garage of the Building. Landlord reserves the right to relocate said storage space upon not less than thirty (30) days advanced written notice to tenant.

          The rental for said storage space shall be Thirteen and 75/100 Dollars ($13.75) per square foot, payable in equal monthly installments along with the rental for the demised premises. All conditions of this Lease applicable to the payment of rental for the demised premises shall also apply to the payment of rental for said storage space, including but not limited to an annual escalation based on 30% of any increase in the Consumer Price Index (CPI) as delineated in Article 3(B).

     Landlord shall construct said storage space from drywall partitions which shall be slab-to-slab and shall place a building standard interior door with locking passage set as an entrance to said storage space. Landlord will provide only interior lighting in the storage area and will provide no services whatsoever to this area. Tenant shall be obligated to rent said storage space from Landlord, once constructed, for the entire term of the Lease.

     ALL OTHER TERMS, COVENANTS AND CONDITIONS not to the contrary thereof shall remain as set forth in said Lease which this Addendum is a part.

               Signed for Landlord /s/ Robert A. Plitt
                                   --------------------

               Signed for Tenant   ____________________

                                   EXHIBIT B
                         45 30 WISCONSIN AVENUE, N.W.
                         SCHEDULE OF STANDARD BUILDING
                            FINISHES AND ALLOWANCES

     The following Tenant work shall be provided by and at the expense of the
Landlord:

     PARTITIONS: Up to one linear foot of partitioning for each twelve square feet of office space, constructed of 2-1/2" steel studs and channel framing with 1/2" gypsum wallboard panels, having no visible joints, and with sound-reducing insulation between suites. All partitions within the demised premises and fifty percent (50%) of corridor walls and partitions between the demised premises and adjoining suites will be included in computing Tenant's partitioning allowance and excess costs, if any.

     DOORS: One solid-core wood door finished to building standard in painted hollow metal buck, with building standard lock set. Doors within tenant suites will be flush hollow doors painted to match partitioning, with standard building passage sets and door hardware included (no door closers or key locks). Quantity, including closet doors, not to exceed one door for each 300 square feet of tenant's net useable space. If more than this allowance is used, the Tenant will be charged for the additional doors, door frames and hardware.

     DOOR LETTERING: On Tenant entrance door, building standard sign with lettering limited to two lines in addition to suite number.

     PAINTING: Tenant may select colors from building standards. Painting will consist of two costs of latex flat on all columns and partitions; two costs of matching semi-gloss enamel on doors, frames and metal trim.

     FLOOR COVERING:  Building standard carpet.

     CEILINGS: Building standard mineral-fissured 2x2 acoustical tile on suspended grid.

     LIGHTING: Fully-recessed fluorescent fixtures with glare-reducing diffusers or equivalent; one 4-light, forty-eight inch fixture for each 80 square feet of net usable space.

     TELEPHONE AND ELECTRICAL OUTLETS: Up to one 120-V, duplex electrical wall outlet per 150 square feet and one wall telephone outlet for each 200 square feet of office space. (Floor outlets and any other special outlets shall be provided and installed at Tenant's expense.)

     WINDOW COVERING: Building standard venetian blinds on all windows, so as to provide a uniform appearance from the building exterior.

     FLOOR LOADS:  Floors are designed for 100 pound per square foot load.

     INTERIOR SPACE DESIGN: A reasonable amount of consultation with the Landlord's architect and preparation of Tenant's plans for interior layout is available at Landlord's expense.

     SPRINKLER HEADS: Where prevailing building codes require a sprinkler system for standard office space, there will be an allowance of one sprinkler head for every 225 net square feet of net useable area. If more than the above allowance are used due to the requirements of the Tenant's space plan, the Tenant will be charged for the additional sprinkler heads used. In addition, if the sprinkler system must be modified or re-engineered to accommodate the tenant's space plan, the cost of such modifications and re-engineering will be borne by the Tenant.

     FIRE ALARM STATIONS: One fire alarm pull station and bell per tenant suite, if required by local code.

     ALLOWANCES: These specifications and allowances as outlined above will be provided in reasonable quantities at no cost to Tenant.

     PLANS AND SPECIFICATIONS: Landlord shall furnish Tenant with all necessary architectural, electrical, and mechanical drawings for building standard items of work with respect to the building of Tenant's space. Special design details are not included, and any architectural and engineering costs not due to building standards shall be borne by Tenant.

     Tenant agrees to furnish to the Landlord its partition, electrical, telephone and all other requirements by July 26, 1989 and approve working drawings with revisions, if necessary, within five (5) working days after submission of working plans by Landlord's architect.

     All plans must be approved by Tenant prior to commencement of the construction of the demised premises.

Any and all costs for working drawings of non-standard improvements and/or any changes to the Floor plan requested by Tenant after it has been approved by the time set forth above to furnish Landlord any and all necessary information to prepare the floor plan, or should Tenant or its agents otherwise cause any delay in Landlord's completion of the premises, thereby delaying Tenant's occupancy of the premises beyond the commencement date of this lease as set forth herein, then the Landlord may at its option require the Tenant to commence payment of rental on the date the premises would have been ready if it were not for Tenant's delay.

                                  EXHIBIT "C"
                             TO THE LEASE BETWEEN
                           4530 WISCONSIN ASSOCIATES
                         AND CAREY INTERNATIONAL, INC.

Landlord agrees to provide the following above standard items:

ELECTRICAL REQUIREMENTS:
------------------------

     1.   Telephone outlet at every desk
     2. Duplex outlet at every desk except reservation dept. which require quadruplex outlets.
     3.   Dedicated Lines:
          (1)  Workroom/Computer room
          (5)  Airline with quadruplex at each station
          (1)  Telephone closet
          (1)  Executive Secretary area

LIGHTING:
---------

     1.   Down lights in reception area
     2.   Board Room - wall washers on 3 walls
                     - down lights (over built in)
                     - 2x2/2x4 (over conf. room table)

BUILT INS:
----------

     - Reception desk - built in countertop with work surface below and box drawers.
     -    Glass in Reservation area (2) 9' x 48" x 8'
     -    Sidelights (5) 30" x 7'
     -    Built-in countertop in Airline/dispatch area
     - Executive Directors office, built in credenza (16" x 36' x 18"). Built-in cabinet on either side of the heat pump units.
     - Conference room - built in credenza similar to Executive Director's office, Automatic projection screen, and box from ceiling to house projector.

KITCHEN:
--------

     -    Full height refrigerator
     -    Dishwasher
     -    Garbage disposal
     -    Built in countertop with base building cabinets above and below.

OTHER ABOVE BUILDING ITEMS:
---------------------------

     -    Upgraded carpet ($30.00 p.y.) (direct glue)
     - Build out storage in parking garage as marked on stacked parking plan to include a reasonable amount of shelving on the load bearing wall only.
     -    Closets (4) with shelf & rod
     -    Shelving for supply closet (adjustable)
     -    Shelving in computer room similar to supply closet.
     -    Shelving in mailroom
     -    Package HVAC unit to service reservations area, and computer room.
     -    Shelving in executive secretarial area.

                                                                (Revised 8/5/93)

                           SECOND AMENDMENT TO LEASE
                           -------------------------

     THIS SECOND AMENDMENT TO LEASE made this 6TH day of AUGUST, 1993, by and between 4530 WISCONSIN ASSOCIATES, a District of Columbia limited partnership ("Landlord"), and CAREY INTERNATIONAL, INC. ("Tenant"), amends that certain Office Lease between Landlord and Tenant dated July 5, 1989, as previously amended by a First Amendment dated November 2, 1989 (the "Lease").

     In consideration of the mutual agreements and covenants set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Lease as follows:

     1.   Expansion of Demised Premises.  Tenant agrees to lease from Landlord,
          -----------------------------
and Landlord agrees to lease to Tenant, additional rentable square feet amounting to approximately 1,507 square feet of rentable area on the third (3rd) floor of the Building, the additional area being identified on the attached floor plan and made part of this Second Amendment as Exhibit A and referred to as the "Third Floor Space". From and after the Commencement Date for the Third Floor Space, all references in the Lease to the demised premises or premises shall be deemed to include the Third Floor Space and the 6,353 square feet on the fifth floor originally demised to Tenant under the Lease (the "Fifth Floor Space"), for a total of 7,860 rentable square feet of demised premises.
Landlord represents that the Third Floor Space contains 1,507 square feet as measured in accordance with the WDCAR Standard Method of Measurement.

     2.   Term.  The term of the Lease with respect to the Third Floor Space
          ----
shall commence on the date (the "Commencement Date") of Landlord's substantial completion of tenant improvements in the Third Floor Space in accordance with the requirements of Paragraph 3 (excepted to occur by October 1, 1993), and shall expire on October 31, 2001. The term of the Lease with respect to the Fifth Floor Space is hereby extended to October 31, 2001.

     3.   Tenant Improvements.  The Fifth Floor Space is currently occupied by
          -------------------
Tenant and is leased to Tenant "as is". Landlord shall provide Tenant with a Tenant Allowance in the amount of $25.00 per square foot of Third Floor Space, or $37,675.00 based on 1,507 square feet of Third Floor Space. The Tenant Allowance shall be applied to pay the cost of Landlord's construction of tenant improvements in the Third Floor Space in accordance with working drawings approved by Tenant (the "Approved Plan" build-out). The Approved Plan build-out shall include a separate air conditioning unit separately metered to Tenant (i.e., not connected to the electric meter for the third floor) with the capability of running 24 hours a day, seven days per week.

     To the extent that the cost of the Approved Plan build-out, and any change orders thereto requested by Tenant, exceeds the Tenant Allowance amount of $37,675.00, such excess amounts shall be paid for by Tenant, fifty percent (50%) upon approval of the Approved Plan or change order by Landlord and Tenant and fifty percent (50%) upon the Commencement Date for the Third Floor Space.

     To the extent that the cost of the Approved Plan build-out, and any change orders thereto requested by Tenant, is less than the Tenant Allowance amount of $37,675.00, Tenant may apply the available amount of the Tenant Allowance to pay the cost of tenant improvements to the Fifth Floor Space, including but not limited to painting and replacing or cleaning of carpeting.

     4.   Basic Rental.  Effective as of the execution date of this Second
          ------------
Amendment to Lease, basic annual rental for the Fifth Floor Space shall be reduced to $136,589.50 ($21.50 per square foot), payable in monthly installments of $11,382.46. Effective as of the

Commencement Date for the Third Floor Space, basic annual rental for the Third Floor Space shall be due in the amount of $33,907.50 ($22.50 per square foot multiplied by 1,507 square feet, payable in monthly installments of $2,825.63.

     Notwithstanding the foregoing, but provided Tenant shall not be in default hereunder and further provided Tenant shall take possession of the Third Floor Space, Landlord agrees to waive one hundred percent (100%) of each monthly installment of basic annual rental due with respect to the Third Floor Space for the first five (5) months of the Term (the "Rent Waiver"). Said Rent Waiver, in the total amount of $14,128.15, shall not apply to any other month of the initial Term, nor during any extended, renewal or holdover term. It is further understood and agreed that such Rent Waiver shall not be applicable to Tenant's obligation to pay real estate tax and operating expense increases with respect to the Third Floor Space in accordance with Paragraph 6 below.

     Notwithstanding the foregoing, the granting of the Rent Waiver as Provided hereunder shall not affect the Commencement Date for the Third Floor Space and in the event of any termination of the Lease by Landlord based upon a default by Tenant, in addition to any and all other remedies of Landlord, the entire amount of basic annual rent with respect to the Third Floor Space which would have otherwise been due and payable hereunder in the absence of the Rent Waiver shall immediately become due and payable and any remaining Rent Waiver hereunder shall be of no force or effect. The foregoing shall in no event be construed to be an agreement to abate rent or any portion thereof applicable to the Fifth Floor Space.

     5.   Basic Rental Adjustment.  Commencing on the day which is twelve (12)
          -----------------------
months after the execution date of this Second Amendment, and on the first day of each successive lease year thereafter, basic annual rental due with respect to the Fifth Floor Space and the Third Floor Space shall be increased by adding to said basic annual rental thirty percent (30%) of any increase resulting from multiplying the basic annual rental by a fraction, the denominator of which shall be the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers must recently published prior to September 1, 1993, and the numerator of which fraction shall be such Index most recently published prior to such adjustment date, in accordance with the provisions of Article 3(B) of the Lease.

     6.   Increases in Real Estate Taxes and Building Operating Expenses.  With
          --------------------------------------------------------------
the addition of the Third Floor Space to the Demised Premises, the percentage of Tenant's proportionate share of real estate tax increases as set forth in
Article 3(C) of the Lease shall be increased from 15.91% to 19.68% (7,860 s.f./39,942 s.f.), and the percentage of Tenant's proportionate share of increases in Building operating expenses shall be increased from 25% to 30.9% (7,860 s.f./25,412 s.f.). As originally provided in Article 3(C) of the Lease, the base year for real estate taxes shall continue to be Fiscal Year 1990 and the base year for Building operating expenses shall continue to be the calendar year ending December 31, 1990. Notwithstanding the foregoing, Tenant shall not be responsible for any increases in Real Estate Taxes and Operating Expenses with respect to the Third Floor Space for the first year after the execution date of this Second Amendment. Landlord represents that the Building areas of 39,942 s.f. and 25,412 s.f. set forth above have been measured in accordance with the WDCAR standard method of measurement.

     The Third Floor Space is leased to Tenant as a "full service" basis, with Landlord providing and paying for electricity for air conditioning, heating, and office lighting and equipment as provided in the Lease. However, the Fifth Floor Space, originally leased to Tenant on a full service basis, shall be leased to tenant "net of electric" effective as of the commencement date of the

Third Floor Space. Accordingly, the Fifth Floor Space shall be separately metered to Tenant and Tenant shall pay all metered charges for electricity directly to the electric utility. For purposes of calculating Tenant's proportionate share of increases in Building Operating Expenses with respect to the Fifth Floor Space, there shall be excluded from the definition of "Building Operating Expenses" in Article 3(C) of the Lease all charges for electricity provided to the fifth floor and other floors of the Building; provided, however, that there shall be included in "Building Operating Expenses" for this purpose charges on the "house" meter which meters electrical consumption by the Landlord's central heating and air conditioning equipment.

     7.   Utilities; Cleaning.  Notwithstanding anything to the contrary in
          -------------------
Article (7A) of the Lease, Landlord shall furnish heating, ventilation and air conditioning (i) to the Fifth Floor Space, from 8 a.m. to 8 p.m. Monday through Friday and from 9 a.m. to 1 p.m. on Saturday, and (ii) to the Third Floor Space, from 8 a.m. to 6 p.m. Monday through Friday and from 9 a.m. to 1 p.m. on Saturday, excluding holidays. Landlord reserves the right to make an additional charge (net of any mark-up) for any HVAC use by Tenant outside the aforesaid normal business hours and Tenant covenants and agrees to pay Landlord therefor, upon demand, as additional rent.

     8.   Assignment and Subletting.  As provided in Article 9 of the Lease,
          -------------------------
Landlord shall not unreasonably withhold or delay its consent to a proposed assignment or subletting of the demised premises (or a portion thereof) by Tenant, provided that Tenant shall remain fully liable for the performance of its obligations under this Lease and the proposed assignment or subletting shall meet the following conditions:

      (i) the assignee or sublessee has a good business reputation and substantial business experience related to its proposed use of the demised premises;

     (ii) the financial condition of the assignee or sublessee is such that it can reasonably be expected to satisfy its financial obligations with respect to the demised premises;

    (iii) in the case of an assignment, the assignee shall assume in writing, for the benefit of Landlord, all of Tenant's obligations hereunder; and

     (iv) an event of default by Tenant shall not exist on the effective date of the assignment or subletting.

     9.   Parking.  In addition to the twelve (12) parking spaces provided for
          -------
in Article 29(A) of the Lease, Tenant shall have the right to lease two (2) additional parking spaces on the same terms (including market increases) as the parking spaces originally leased to Tenant.

     10.  Security; Access.  Tenant shall have access to the Building and the
          ----------------
Demised Premises and to the parking garage serving the Building, and use of the Building elevators, twenty-four (24) hours per day, three hundred sixty-five
(365) days per year. Tenant agrees that Landlord's existing security system for the Building is satisfactory and Landlord agrees to maintain the security system in a condition comparable to the security systems installed in first class office buildings in Washington, D.C. from time to time.

     11.  Compliance with Laws.  Landlord represents and warrants that to the
          --------------------
best of its knowledge, the Building and the Demised Premises (excluding any improvements installed or to be installed by Tenant and any legal requirements applicable to the operation of Tenant's business) comply with all federal, state and local laws, regulations and ordinances. Should the laws of the District of

Columbia or the United States require that barrier-free access be provided for the public or for any employee of Tenant to the Demised Premises or to amenities in the Building (including restrooms), Landlord agrees to make the Building comply with such legal requirements at Landlord's sole cost and expense.

     12.  Right of First Refusal.  Tenant shall have a right of first refusal
          ----------------------
with respect to any space on the third floor of the Building that becomes available for lease from time to time, exercisable as follows. Prior to leasing any space on the third floor to a third party, Landlord will provide Tenant with written notice describing the amount of space, term, rental, rent concessions, tenant allowance, and other terms and conditions of the proposed lease and offering the Tenant a ten (10) day period to exercise its right of first refusal. If Tenant accepts Landlord's offer in writing within said ten (10) day period, Landlord and Tenant shall enter into a lease of the space on the terms and conditions described in Landlord's notice, and otherwise upon the terms and conditions of Landlord's standard Building lease, within ten (10) days after Tenant's acceptance. If Tenant fails to respond to Landlord's offer within said ten (10) day period, or rejects Landlord's offer, or fails to execute a Lease within ten (10) days after accepting Landlord's offer, Landlord shall be free to lease the space to the third party and thereafter the space shall be free of Tenant's right of first refusal. If Landlord fails to execute a lease with the third party within 180 days after Landlord's offer to Tenant, Landlord may not lease the space without first offering the space to Tenant in the manner provided hereinabove. Tenant's right of first refusal shall be fully subject and subordinate to option, extension, renewal, expansion, first refusal, first offer and similar rights of tenants in the Building under leases and lease amendments executed prior to the date of this Second Amendment.

     13.  Option to Renew.  Provided that Tenant shall not then be in default
          ---------------
and shall be occupying the Premises (without regard to any sublease), then and only in such event, Tenant shall have the right and option, by giving notice as set forth below, to extend and renew the term of this Lease for one (1) additional term of five (5) years (hereinafter the "Option to Renew") beginning on the day immediately following expiration of the initial term hereof (the "Renewal Term") and upon the same terms and conditions as the original term of this Lease [excluding basic annual rent which shall be at ninety-five percent (95%) of the prevailing market rate, in effect as of the commencement of the Renewal Term, as determined by Landlord (the "Fair Market Rental")]. However, in no event shall the basic annual rent be less than the basic annual rent in effect as of the last Lease Year of the initial Lease term. In addition, the terms and conditions for any increases in annual rental during the Renewal Term shall be adjusted to reflect the then prevailing market increases. Notwithstanding the foregoing, Tenant shall not be entitled to any Rent Waiver, Tenant Allowance or Landlord's Work otherwise applicable during the initial term of this Lease. If Tenant desires to exercise the Option to Renew, Tenant shall give Landlord written notice of Tenant's desire to obtain information with respect to the Renewal Term at least six (6) months prior to the commencement of the Renewal Term. In the event of any earlier termination of this Lease, of if Tenant shall fail to timely exercise the aforesaid right to obtain information then and in such event, all rights of Tenant to the Renewal Term shall be of no further force or effect. In the event Tenant gives Landlord written notice of its desire to obtain information with respect to the Renewal Term, Landlord shall within thirty (30) days of its receipt of Tenant's notice give Tenant written notice of the new basic annual rental rate determined by Landlord in accordance with the foregoing provisions, together with written notice of any changes in other terms or provisions (e.g. annual increases during the Renewal Term, etc.) desired by Landlord. In the event Tenant shall desire to accept such terms as stated in Landlord's notice, Tenant must accept same in writing within
(30) days
following delivery to Tenant by Landlord of Landlord's notice setting forth the new basic annual rent and other terms desired by Landlord. In the event Tenant is unwilling to accept Landlord's terms, the parties agree that the Fair Market Rental shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the third selected by the two (2) brokers selected by the Landlord and the Tenant. Each of said brokers shall be licensed real estate brokers in the District of Columbia specializing in commercial leasing in the central business district having not less than ten (10) years experience and recognized as ethical and reputable within their industry (said Brokers being defined herein as a "Qualified Broker"). The parties agree to select their respective designated brokers within ten (10) days after written request from the other party. The third broker shall be selected within fifteen (15) days after both of the first two
(2) brokers have been selected. Within fifteen (15) days after the third broker has been selected all of the brokers shall meet to attempt to agree upon the prevailing market rate. If they are unable to reach agreement, they shall within said fifteen (15) day period submit in writing the prevailing market rate they deem appropriate and the prevailing market rate shall be the amount which is the mean between the two (2) closest amounts determined by two (2) of the brokers. Each of the parties shall pay for the costs of the services of the broker selected by it and the costs of the third broker shall be divided equally between the Landlord and Tenant. It is understood and agreed by the parties that the determination of the brokers shall be binding upon the parties. In the event Tenant shall accept Landlord's terms, or in the event the Fair Market Rental is determined by the Qualified Brokers, as aforesaid, the parties shall execute an addendum to the Lease to recognize the rent so determined and to confirm the extended term and the terms and conditions of said extended term.

     ALL OTHER TERMS COVENANTS AND CONDITIONS OF THE LEASE, not to the contrary hereof, remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be signed and sealed (duly executed and attested) the day and year first above written.

                                             LANDLORD:
                                             ---------

                                             4530 WISCONSIN ASSOCIATES

Attest:                                 By:  The Donohoe Companies, Inc.
                                             General Partner

/s/ John E. Stinchfield                  By:  /s/ Robert A. Plitt         (SEAL)
-------------------------------              ----------------------------
Secretary  (Corporate Seal)                  Executive Vice President

Witness/Attest:                         By:  Warren K. Montouri, Trustee

                                        By:  /s/ Warren K. Montouri, Jr
-------------------------------              ---------------------------
                                             Warren K. Montouri


                                             TENANT:
                                             -------

Attest:                                      CAREY INTERNATIONAL, INC.

-------------------------------        By:   /s/ Don R. Dailey           (SEAL)
                                             ----------------------------
                                             Don R. Dailey
      (Corporate Seal)                       President

                                   EXHIBIT A
                                   ---------

                           [DESCRIPTION OF GRAPHICS]

                   The floor plan of the third floor of the
                   Headquarters of Carey International, Inc.
                    Located at 4530 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016